Exhibit 99.1

NEWS RELEASE

FlexShopper, Inc. Reports Record

2024 Third-Quarter Financial Results

Strategic transformation produced record quarterly total revenue of $38.6 million, with earnings increasing to $0.05 per diluted share for the third quarter of 2024

Adjusted EBITDA increased 45% year-over-year to a quarterly record of $12.2 million

Boca Raton, Fla., -- November 14, 2024 -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter ended September 30, 2024.

Russ Heiser, Jr, Chief Executive Officer, stated, “2024 is shaping up to be a transformative year for FlexShopper as the strategies we are pursuing to profitably grow our business take hold and more retail partners and consumers recognize the value of our unique payment solutions. We are successfully adding new retail partners, and to date, have expanded our signed store count to over 7,800 retail locations – a nearly 250% increase since the beginning of the year. In addition, we continue to grow retail revenue and gross margin through our FlexShopper.com marketplace.”

Mr. Heiser continued, “As we pursue multiple growth initiatives, we remain focused on managing risk, improving customer performance, and attracting higher credit quality customers. As a result, the provision for doubtful accounts as a percentage of gross lease billings was 22% for the third quarter of 2024, a 1,000-basis point improvement over the prior year period. Strong payment performance, combined with the benefits of our strategic plan, are driving significant improvements in profitability, and I am encouraged by the return to GAAP net income, as well as the 45% increase in adjusted EBITDA during the third quarter of 2024.”

“We continue to follow strategies to profitably grow our business, while pursuing multiple corporate actions that we believe have the potential to create significant value for our shareholders. This includes the patent infringement lawsuits we filed initially against two of our competitors in which we expect a favorable outcome. In addition, we are working to complete our previously announced accretive rights offering to reduce our cost of capital and pursue the opportunity to redeem 91% of our Series 2 Preferred Stock at a 50+% discount to its liquidation preference. Overall, we believe tailwinds from the growth strategies we are pursuing will continue to support our business in 2025 and beyond, while we simultaneously pursue opportunities to create lasting value for our shareholders,” concluded Mr. Heiser.

Results for the Third Quarter Ended September 30, 2024, vs. the Third Quarter Ended September 30, 2023:

●	Total lease funding approvals increased 111.2% to $122.2 million from $57.9 million

●	Total revenues increased 22.9% to $38.6 million from $31.4 million

●	Gross profit increased 32.9% to $22.5 million from $16.9 million

●	Gross profit margin increased 400 basis points to 58% from 54%

●	Adjusted EBITDA(1) increased by 44.9% to $12.2 million from $8.4 million

●	Operating income of $9.6 million, compared with operating income of $6.0 million

●	Net income attributable to common stockholders of $1.2 million, or $0.05 per diluted share, compared to net loss attributable to common stockholders of ($129,000), or ($0.01) per diluted share

Results for the Nine Months Ended September 30, 2024, vs. the Nine Months Ended September 30, 2023:

●	Total lease funding approvals increased 88.5% to $240.4 million from $127.5 million

●	Total revenues increased 20.3% to $104.3 million from $86.7 million

●	Gross profit increased 44.6% to $56.3 million from $38.9 million

●	Gross profit margin increased 900 basis points to 54% from 45%

●	Adjusted EBITDA(1) increased 63.4% to $24.6 million, compared to $15.1 million

●	Operating income of $17.0 million, compared with operating income of $8.1 million

●	Net loss attributable to common stockholders of ($2.8) million, or ($0.13) per diluted share, compared to net loss attributable to common stockholders of ($7.6) million, or ($0.35) per diluted share

(1)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Conference Call and Webcast Details

Conference Call Information:

Date: November 14, 2024

Time: 8:30 a.m. Eastern Time

Toll Free Dial In: (877) 407-2988

International Dial In: (201) 389-0923

Conference ID: 13749662

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=L7CNW8vm

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at https://investors.flexshopper.com/.

An audio replay of the call will be archived on the Company’s website at https://investors.flexshopper.com/.

About FlexShopper

FlexShopper, Inc. is a leading national financial technology company that offers innovative payment options to consumers. FlexShopper provides a variety of flexible funding options for underserved consumers through its direct-to-consumer online marketplace at Flexshopper.com and in partnership with merchants both online and at brick-and-mortar locations. FlexShopper’s solutions are crafted to meet the needs of a wide range of consumer segments through lease-to-own and lending products.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
Lease revenues and fees, net	$28,364,190	$21,082,199	$81,271,973	$68,703,201
Loan revenues and fees, net of changes in fair value	9,047,165	10,304,247	19,692,817	18,001,057
Retail revenues	1,177,146	-	3,327,468	-
Total revenues	38,588,501	31,386,446	104,292,258	86,704,258

Costs and expenses:
Depreciation and impairment of lease merchandise	14,486,564	13,061,958	43,021,351	42,893,163
Loan origination costs and fees	677,913	1,389,107	2,395,780	4,878,158
Cost of retail revenues	923,203	-	2,593,505	-
Marketing	2,005,559	1,671,137	6,316,945	4,258,904
Salaries and benefits	4,049,422	3,231,100	12,357,955	8,933,998
Operating expenses	6,888,348	6,080,725	20,628,182	17,666,366
Total costs and expenses	29,031,009	25,434,027	87,313,718	78,630,589

Operating income	9,557,492	5,952,419	16,978,540	8,073,669

Interest expense including amortization of debt issuance costs	(5,672,594)	(4,746,801)	(16,213,843)	(13,846,685)
Income/ (loss) before income taxes	3,884,898	1,205,618	764,697	(5,773,016)
Income taxes (expense)/ benefit	(1,518,514)	(265,517)	(215,550)	1,185,247
Net income/ (loss)	2,366,384	940,101	549,147	(4,587,769)

Dividends on Series 2 Convertible Preferred Shares	(1,176,402)	(1,069,456)	(3,337,600)	(3,034,182)
Net income/ (loss) attributable to common and Series 1 Convertible Preferred shareholders	$1,189,982	$(129,355)	$(2,788,453)	$(7,621,951)

Basic and diluted income/ (loss) per common share:
Basic	$0.05	$(0.01)	$(0.13)	$(0.35)
Diluted	$0.05	$(0.01)	$(0.13)	$(0.35)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,586,935	21,716,852	21,547,702	21,740,027
Diluted	22,231,788	21,716,852	21,547,702	21,740,027

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$7,330,542	$4,413,130
Lease receivables, net	66,181,471	44,795,090
Loan receivables at fair value	$47,116,140	35,794,290
Prepaid expenses and other assets	4,583,392	3,300,677
Lease merchandise, net	$24,087,010	29,131,440
Total current assets	149,298,555	117,434,627

Property and equipment, net	9,495,192	9,308,859
Right of use asset, net	1,093,551	1,237,010
Intangible assets, net	12,064,118	13,391,305
Other assets, net	2,528,397	2,175,215
Deferred tax asset, net	12,781,946	12,943,361
Total assets	$187,261,759	$156,490,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,604,816	$7,139,848
Accrued payroll and related taxes	744,371	578,197
Promissory notes to related parties, including accrued interest	10,616,988	198,624
Accrued expenses	3,477,386	3,972,397
Lease liability - current portion	275,029	245,052
Total current liabilities	18,718,590	12,134,118
Loan payable under credit agreement to beneficial shareholder, net of unamortized issuance costs of $1,332,712 at June 30, 2024 and $70,780 at December 31, 2023	130,274,365	96,384,220
Promissory notes to related parties, net of unamortized issuance costs of $420,558 at June 30, 2024 and $649,953 at December 31, 2023 and net of current portion	—	10,100,047
Loan payable under Basepoint credit agreement, net of unamortized issuance costs of $73,730 at June 30, 2024 and $92,964 at December 31, 2023	7,348,492	7,319,641
Lease liabilities, net of current portion	1,111,740	1,321,578
Total liabilities	157,453,187	127,259,604

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value - authorized 40,000,000 shares, issued 21,988,711 shares at June 30, 2024 and 21,752,304 shares at December 31, 2023	2,200	2,176
Treasury shares, at cost- 346,258 shares at June 30, 2024 and 164,029 shares at December 31, 2023	(563,537)	(166,757)
Additional paid in capital	42,841,302	42,415,894
Accumulated deficit	(35,275,053)	(35,824,200)
Total stockholders’ equity	29,808,572	29,230,773
	$187,261,759	$156,490,377

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2024 and 2023

(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	549,147	$(4,587,769)
Adjustments to reconcile net income/ (loss) to net cash (used in)/ provided by operating activities:
Depreciation and impairment of lease merchandise	43,021,351	42,893,163
Other depreciation and amortization	7,134,573	5,674,931
Amortization of debt issuance costs	824,499	376,857
Amortization of discount on the promissory note related to acquisition	-	177,714
Compensation expense related to stock-based compensation	528,920	1,336,367
Provision for doubtful accounts	25,373,485	32,123,950
Deferred income tax	161,415	(1,192,223)
Net changes in the fair value of loans receivables at fair value	(11,165,374)	(6,258,279)
Changes in operating assets and liabilities:
Lease receivables	(46,759,866)	(38,004,947)
Loans receivables at fair value	(156,476)	7,510,901
Prepaid expenses and other assets	(1,404,487)	641,039
Lease merchandise	(37,976,921)	(34,939,330)
Purchase consideration payable related to acquisition	-	208,921
Lease liabilities	(31,801)	(19,566)
Accounts payable	(3,535,032)	(2,501,399)
Accrued payroll and related taxes	166,174	293,018
Accrued expenses	(520,787)	(1,170,585)
Net cash (used in)/ provided by operating activities	(23,791,180)	2,562,763

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(4,889,386)	(4,565,819)
Purchases of data costs	(1,335,743)	(570,820)
Net cash used in investing activities	(6,225,129)	(5,136,639)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	34,961,690	7,800,000
Repayment of loan payable under credit agreement	-	(2,795,000)
Repayment of promissory notes to related parties		(1,000,000)
Repayment of loan payable under Basepoint credit agreement	-	(1,500,000)
Debt issuance related costs	(1,523,100)	(115,403)
Proceeds from exercise of stock options	-	1,185
Principal payment under finance lease obligation	(4,601)	(7,308)
Repayment of purchase consideration payable related to acquisition	-	(144,913)
Tax payments associated with equity-based compensation transactions	(103,488)	-
Purchase of treasury stock	(396,780)	(100,225)
Net cash provided by financing activities	32,933,721	2,138,336

INCREASE/ (DECREASE) IN CASH	2,917,412	(435,540)

CASH, beginning of period	4,413,130	6,173,349

CASH, end of period	$7,330,542	$5,737,809

Supplemental cash flow information:
Interest paid	$14,759,775	$12,811,332
Noncash investing and financing activities
Due date extension of warrants	$-	$917,581

Non-GAAP Financial Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended September 30, 2024, and September 30, 2023 are as follows:

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$36,381,080	$31,266,666	$5,114,414	16.4%
Provision for doubtful accounts	(8,083,009)	(10,038,122)	1,955,113	(19.5)%
Gain on sale of lease receivables	15,791	(146,345)	162,136	(110.8)%
Lease placement collections	50,328	-	50,328	-
Net lease billing and fees	$28,364,190	$21,082,199	$7,281,991	34.5%
Loan revenues and fees	2,780,667	3,208,920	(428,253)	(13.3)%
Net changes in the fair value of loans receivable	6,266,498	7,095,327	(828,829)	(11.7)%
Net loan revenue	9,047,165	10,304,247	(1,257,082)	(12.2)%
Retail revenue	1,177,146	-	1,177,146	-
Total revenues	$38,588,501	$31,386,446	$7,202,055	22.9%
Depreciation and impairment of lease merchandise	(14,486,564)	(13,061,958)	(1,424,606)	10.9%
Loans origination costs and fees	(677,913)	(1,389,107)	711,194	(51.2)%
Cost of retail revenues	(923,203)	—	(923,203)	—%
Gross profit	$22,500,821	$16,935,381	$5,565,440	32.9%
Gross profit margin	58%	54%

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net income	$2,366,384	$940,101	$1,426,283	151.7%
Income taxes expense	1,518,514	265,517	1,252,997	471.9%
Amortization of debt issuance costs	314,702	194,682	120,020	61.6%
Amortization of discount on the promissory note related to acquisition	-	59,238	(59,238)	(100.0)%
Other amortization and depreciation	2,436,357	1,964,229	472,128	24.0%
Interest expense	5,357,892	4,492,881	865,011	19.3%
Stock-based compensation	156,922	471,819	(314,897)	(66.7)%
Adjusted EBITDA	$12,150,771	$8,388,467	$3,762,304	44.9%

Key performance metrics for the nine months ended September 30, 2024 and 2023 are as follows:

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$106,352,849	$98,023,406	$8,329,443	8.5%
Provision for doubtful accounts	(25,373,485)	(32,123,950)	6,750,465	(21.0)%
Gain on sale of lease receivables	77,225	2,803,745	(2,726,520)	(97.2)%
Lease placement collections	215,384	-	215,384	-
Net lease billing and fees	$81,271,973	$68,703,201	$12,568,772	18.3%
Loan revenues and fees	8,527,443	11,742,778	(3,215,335)	(27.4)%
Net changes in the fair value of loans receivable	11,165,374	6,258,279	4,907,095	78.4%
Net loan revenues	$19,692,817	$18,001,057	$1,691,760	9.4%
Retail revenues	3,327,468	-	3,327,468	-
Total revenues	$104,292,258	$86,704,258	$17,588,000	20.3%
Depreciation and impairment of lease merchandise	(43,021,351)	(42,893,163)	(128,188)	0.3%
Loans origination costs and fees	(2,395,780)	(4,878,158)	2,482,378	(50.9)%
Cost of retail revenues	(2,593,505)	-	(2,593,505)	-
Gross profit	$56,281,622	$38,932,937	$17,348,685	44.6%
Gross profit margin	54%	45%

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	$549,147	$(4,587,769)	$5,136,916	(112.0)%
Income taxes expense/ (benefit)	215,550	(1,185,247)	1,400,797	(118.2)%
Amortization of debt issuance costs	824,499	376,857	447,642	118.8%
Amortization of discount on the promissory note related to acquisition	-	177,714	(177,714)	(100.0)%
Other amortization and depreciation	7,134,573	5,674,931	1,459,642	25.7%
Interest expense	15,389,344	13,292,114	2,097,230	15.8%
Stock-based compensation	528,920	1,336,367	(807,447)	(60.4)%
Adjusted EBITDA	$24,642,033	$15,084,967	$9,557,066	63.4%

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.